CERTIFICATE OF AMENDMENT

                                       TO

                            THE CERTIFICATE OF TRUST

                                       OF

                          PIONEER LARGE CAP GROWTH FUND


         This Certificate of Amendment to the Certificate of Trust of Pioneer Large Cap Growth Fund (hereby renamed "Pioneer Fundamental Growth Fund")
(the "Trust") is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. Section 3810 (b)(1) et seq.) and sets forth the following:

o        First:   The name of the Trust is Pioneer Large Cap Growth Fund
(hereby renamed "Pioneer Fundamental Growth Fund").

o Second: Amendment. The name of the Trust is changed from "Pioneer Large Cap Growth Fund" to "Pioneer Fundamental Growth Fund."

o        Third:   This amendment shall become effective as of December 15, 2005.



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         IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 12th day of December, 2005.




/s/ Osbert M. Hood
------------------------------------------------------
Osbert M. Hood, as Trustee and not individually